Exhibit 99.1

Akili Reports Third Quarter 2023 Financial Results and Provides Business Update

Reports third quarter total revenues of $702 thousand, representing more than 5x growth over the second quarter of 2023, and positive gross margins of ~60% in the quarter

Company has filed EndeavorOTC with FDA as an over-the-counter treatment for adults with ADHD

BOSTON, Mass. –November 9, 2023– Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today reported its financial results for the quarter ended September 30, 2023, and provided an update on business progress.

“We are pleased with early results of our previously-announced strategic shift from a prescription to a non-prescription business model focused on EndeavorOTC. It’s clear that there is strong demand from individuals struggling with ADHD, and that they are actively seeking new treatment options. Our direct-to-consumer strategy removes accessibility barriers to this clinically-validated treatment,” said Matt Franklin, CEO of Akili. “We’ve submitted EndeavorOTC for FDA review and authorization as an over-the-counter medical product in the adult ADHD market, and anticipate that these business model changes combined with our new direct-to-consumer marketing efforts will accelerate the path to profitability.”

Business Update

•

On October 30, 2023, Akili submitted a 510(k) application to FDA for EndeavorOTC as an over-the-counter treatment for adults with ADHD. The submission was received by FDA on October 30, 2023 and is currently undergoing technical review by FDA.

○	Pursuant to FDA guidance, Akili is continuing to make EndeavorOTC available over-the-counter, without a prescription, while its submission to FDA is under review.

•	Akili also continues to seek FDA authorization for its EndeavorRx label expansion to include adolescents ages 13-17 with ADHD; this filing was accepted by FDA in May 2023 and remains under review.

○

As disclosed in September 2023, Akili plans to pursue regulatory approval for over-the-counter labeling of both of its treatment products and is planning to submit data to FDA in 2024 to potentially convert its EndeavorRx product to over-the-counter labeling.

•

With respect to Akili’s ongoing partnership with Shionogi, the Phase 3 study for pediatric ADHD in Japan, which includes both a randomized phase and a longer term follow-up phase, is expected to be complete by the end of the first quarter of 2024. Shionogi plans to submit the results of this trial for regulatory approval to Japan’s Pharmaceuticals and Medical Devices Agency in 2024.

•

Effective October 16, 2023, Akili mutually agreed with TALi Digital Limited to terminate the parties’ license, development and commercialization agreement and Akili plans to focus its resources on expanding adoption of its adult non-prescription product.

•	EndeavorOTC metrics in the third quarter of 2023:

○	176,559 first-time app downloads in the period

○	7,535 active subscribers, defined as total users with a paid subscription in the period

○	$553 thousand in revenues and $533 thousand in billings (a non-GAAP financial measure defined as EndeavorOTC revenues plus the change in deferred revenue)

○	$93 average revenue per paying user in the period (ARPU), defined as revenues divided by subscribers who paid within the period

Third Quarter 2023 Financial Highlights

•	Cash position: Cash, cash equivalents, and short-term investments as of September 30, 2023 were $86.3 million.

•

Revenues: Total revenues for the third quarter of 2023 were $702 thousand compared to $114 thousand for the second quarter of 2023, driven by the continued growth of EndeavorOTC in the adult ADHD market.

•

Total billings: Total billings, a non-GAAP financial measure defined as revenues plus the change in deferred revenue, were $699 thousand for the third quarter of 2023, compared to $170 thousand for the second quarter of 2023.

•

Total Operating Expenses: GAAP total operating expenses were $18.8 million for the third quarter of 2023, compared to $15.3 million for the second quarter of 2023, driven by increases in EndeavorOTC marketing-related expenses and severance-related charges associated with the headcount reduction announced in September 2023. Non-GAAP total operating expenses were $14.7 million for the third quarter of 2023, compared to $13.1 million for the second quarter of 2023, driven by an increase in EndeavorOTC marketing-related expenses partially offset by the savings associated with the headcount reduction announced in September 2023.

•

Gross Margins: Total gross margins were ~60% in the third quarter of 2023 compared to ~-32% in the second quarter of 2023, driven by the impact of the June 2023 launch of EndeavorOTC in the adult ADHD market.

•

Net income (loss): GAAP net loss was $15.9 million for the third quarter of 2023, compared to a GAAP net loss of $11.8 million for the second quarter of 2023. Non-GAAP net loss was $13.9 million for the third quarter of 2023, compared to a non-GAAP net loss of $12.6 million for the second quarter of 2023.

Reiterating Financial Guidance

•	Non-GAAP Total Operating Expenses
○	2023 Non-GAAP total operating expenses expected to be between $55 million and $60 million, which excludes stock-based compensation expense, an impairment loss on certain assets associated with our sublease and severance and termination-related costs associated with reductions to our workforce

○	2024 Non-GAAP total operating expenses expected to be between $42 million and $47 million, which excludes stock-based compensation expense

•	Cash Runway

○	Cash, cash equivalents, and short-term investments are expected to be sufficient to fund current and planned operations into the second half of 2025

•	Gross Margins

○	By late 2025, non-prescription business model expected to operate at 60-70% gross margins

For additional information, please see the tables below, which include a reconciliation of the historical non-GAAP financial measures to GAAP financial measures.

Webcast and Conference Call

Akili will host a conference call and webcast today, Thursday, November 9, 2023, at 4:30 p.m. ET. A live audio webcast of the conference call and presentation will be available at www.akiliinteractive.com under Investor Relations, Events & Presentations, along with slides that may be referenced during the call. An archived version of the webcast will be available on the Company’s website following the event.

To access the call, dial 888-259-6580 (toll-free) or +1 206-962-3782 (international) and reference “Akili Third Quarter 2023 Earnings.”

Non-GAAP Financial Measures

In addition to financial information prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes the following non-GAAP financial measures: total billings on a historical basis, non-GAAP total operating expenses on a historical basis, non-GAAP net loss on a historical basis and non-GAAP total operating expenses on a projected basis. Akili derives these non-GAAP financial measures by excluding or adjusting certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Specifically, total billings is defined as revenues plus the change in deferred revenue during the period; 2022 non-GAAP total operating expenses on a historical basis excludes stock-based compensation expense and transaction costs allocated to earn-out shares; 2023 non-GAAP total operating expenses on a historical basis excludes stock-based compensation expense, an impairment loss on certain assets associated with our sublease and severance and termination-related costs associated with the workforce reductions during the year, and 2023 non-GAAP total operating expenses on a projected basis excludes stock-based compensation expense, an impairment loss on certain assets associated with our sublease and severance and termination-

related costs associated with the workforce reductions during the year; 2024 non-GAAP total operating expenses on a projected basis excludes stock-based compensation expense; and non-GAAP net loss excludes transaction costs allocated to earn-out shares, stock-based compensation expense, an impairment loss on certain assets associated with our sublease, severance and termination-related costs associated with the workforce reductions announced during the year, and the change in estimated fair value of earn-out liabilities. Akili’s management believes that these non-GAAP financial measures are useful to both management and investors in analyzing its ongoing business and operating performance. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP, but as a complement to provide greater transparency. In addition, these non-GAAP financial measures may differ from similarly-named measures used by other companies. A reconciliation of the historical non-GAAP financial measures to GAAP financial measures is included in the attached financial tables. However, a quantitative reconciliation of projected non-GAAP total operating expenses to projected GAAP operating expenses is not available, nor is the probable significance of such reconciling information, due to Akili’s inability to predict with reasonable certainty the amount of future stock-based compensation expense at this time.

EndeavorOTC Indication and Overview

EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8-12. EndeavorOTC is available under the U.S. Food and Drug Administration’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the U.S. Food and Drug Administration for its indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx Indication and Overview

EndeavorRx is the first-and-only FDA-authorized treatment delivered through a video game experience. EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 12 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication, and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “prepare,” “pursue,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: our use of the STARS-ADHD-Adult study data in a regulatory submission with FDA to obtain regulatory clearance for our over-the-counter product, EndeavorOTC; our expectation regarding our ability to continue to be able to market EndeavorOTC under the relevant FDA guidance; our expectation regarding our ability to use EndeavorOTC to directly and efficiently engage with adults struggling with attention issues and ADHD; our expectation regarding the potential label expansion for EndeavorRx to include adolescents ages 13-17 with ADHD; our plans to request FDA approval of the conversion of both of our products to over-the-counter labeling and to submit data to FDA in 2024; our expectations regarding our partner Shionogi’s plans and timing regarding their Phase 3 trial and regulatory submission in Japan; our expectations regarding our path to profitability; our expectations regarding our FY 2023 and FY 2024 non-GAAP total operating expenses; our expectations regarding our future gross margin percentage; our expectation that our existing cash, cash equivalents, and short-term investments will be sufficient to fund our current and planned operations into the second half of 2025; and our expectations regarding our continued strong demand from individuals struggling with ADHD. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: our ability to obtain and maintain over-the-counter FDA authorization for EndeavorOTC; our ability to continue to commercialize EndeavorOTC under relevant FDA guidance; our ability to obtain regulatory clearance from FDA for a label expansion for EndeavorRx and then to obtain regulatory clearance from FDA to convert our products to over-the-counter-labeling; our ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among customers and healthcare providers; our ability to continue to advance our clinical development pipeline; our ability to defend our intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of adverse macroeconomic or political changes and a changing regulatory landscape in the highly competitive industry in which we operate; the timing and results expected from our and our partners’ clinical trials and our reliance on third parties for certain aspects of our business; our ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in our current filings and any subsequent filings made with the Securities and Exchange Commission (SEC). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Akili, Inc.

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2023	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$73,799	$56,266	$54,097
Restricted cash	305	305	305
Short-term investments	12,482	49,576	82,034
Accounts receivable	442	84	41
Prepaid expenses and other current assets	3,608	2,493	4,565

Total current assets	90,636	108,724	141,042
Property and equipment, net	644	715	919
Operating lease right-of-use asset	1,753	1,929	2,596
Prepaid expenses and other long-term assets	109	95	—

Total assets	$93,142	$111,463	$144,557

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,217	$1,457	$2,681
Accrued expenses and other current liabilities	3,385	3,227	5,616
Deferred revenue	173	176	106
Operating lease liability	774	791	826
Note payable, short term	7,500	7,500	4,375

Total current liabilities	13,049	13,151	13,604
Note payable, long term	5,209	6,965	10,442
Operating lease liability, net of current portion	1,928	2,122	2,485
Corporate bond, net of bond discount	1,999	1,943	1,834
Earn-out liabilities	1,841	4,297	5,513
Other long-term liabilities	22	22	-

Total liabilities	24,048	28,500	33,878

Commitments and contingencies
Stockholders’ equity
Common stock	8	8	8
Additional paid-in capital	357,720	355,738	350,980
Accumulated deficit	(288,634)	(272,758)	(240,288)
Accumulated other comprehensive income (loss)	-	(25)	(21)

Total stockholders’ equity	69,094	82,963	110,679

Total liabilities and stockholders’ equity	$93,142	$111,463	$144,557

Akili, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Revenues	$702	$82	$929	$212	$114
Cost of revenues	280	123	567	316	150

Gross profit (loss)	422	(41)	362	(104)	(36)
Operating expenses:
Research and development	4,912	7,554	15,629	21,216	4,633
Selling, general and administrative	13,936	16,911	37,595	47,250	10,648

Total operating expenses	18,848	24,465	53,224	68,466	15,281

Operating loss	(18,426)	(24,506)	(52,862)	(68,570)	(15,317)

Other income, net	2,550	77,742	4,516	77,421	3,558

Net income (loss)	$(15,876)	$53,236	$(48,346)	$8,851	$(11,759)

Akili, Inc.

GAAP to Non-GAAP Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
GAAP Total Operating Expenses	$18,848	$24,465	$53,224	$68,466	$15,281
Transaction costs allocated to earn-out shares	-	(3,046)	-	(3,046)	-
Stock-based compensation	(1,655)	(3,153)	(6,251)	(7,192)	(1,837)
Impairment loss on sublease	-	-	(384)	-	(384)
Expenses related to workforce reduction	(2,461)	-	(4,790)	-	-

Non-GAAP Total Operating Expenses	$14,732	$18,266	$41,799	$58,228	$13,060

GAAP Net Income (Loss)	$(15,876)	$53,236	$(48,346)	$8,851	$(11,759)
Transaction costs allocated to earn-out shares	-	3,046	-	3,046	-
Stock-based compensation	1,655	3,153	6,251	7,192	1,837
Impairment loss on sublease	-	-	384	-	384
Expenses related to workforce reduction	2,461	-	4,790	-	-
Change in estimated fair value for earnout liabilities	(2,128)	(77,892)	(3,182)	(77,892)	(3,067)

Non-GAAP Net Loss	$(13,888)	$(18,457)	$(40,103)	$(58,803)	$(12,605)

Total Revenues	$702	$82	$929	$212	$114
Deferred revenue, end of period	173	109	173	109	176
Deferred revenue, beginning of period	(176)	(109)	(106)	(96)	(120)

Total Billings	$699	$82	$996	$225	$170

EndeavorOTC Revenues	$553	$-	$558	$-	$5
Deferred revenue, end of period	-	-	-	-	20
Deferred revenue, beginning of period	(20)	-	-	-	-

EndeavorOTC Billings	$533	$-	$558	$-	$25

Investor Contact:

Santosh Shanbhag

Chief Financial Officer

InvestorRelations@akiliinteractive.com

Media Contact:

Caty Reid

VP, Marketing & Communications

PR@akiliinteractive.com

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